Form N-SAR
Item 770

Name of Registrant:		Anchor Series Trust

Name of Portfolio:		Growth Portfolio

Issuer:						Douglas Emmett, Inc.

Years of Operation:				35

Underwriting Type:				Firm

Offering Type:	                                US Registered (US Registered,
						Muni, Eligible Foreign,144A)

Underwriter from whom Purchased:		Merrill Lynch & Co.

Underwriting Syndicate Members:		        Blaylock & Co., Inc.

Date Offering Commenced:			10/23/06

Date of Purchase:				10/23/06

Principal Amount of Offering:			$1,386,000,000

Offering price:					$21.00

Purchase price:					$21.00

Commission, spread or profit:			$1.076

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:   $598,500